SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2006
LIGAND PHARMACEUTICALS INCORPORATED
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)
000-20720
(Commission File Number)
10275 Science Center Drive,
San Diego, California
(Address of principal executive offices)
(858) 550-7500
(Registrant’s telephone number, including area code)
77-0160744
(I.R.S. Employer Identification No.)
92121-1117
(Zip Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.01. Completion of Acquisition or Disposition of Assets
Item 8.01 Other Events
Item 9.01 Financial Statements And Exhibits
SIGNATURES
EXHIBIT 10.1
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4

Item 1.01. Entry into a Material Definitive Agreement.
     On October 25, 2006, Ligand Pharmaceuticals Incorporated (“Ligand”) entered into a definitive agreement (the “Real Estate Purchase Agreement”) to sell its corporate headquarters building/land and two adjacent undeveloped parcels of land in Torrey Pines Science Center to Slough Estates USA Inc. (“Slough”) for an aggregate consideration of $47.6 million and to lease the building back from Slough.
     The Real Estate Purchase Agreement and related contracts have been approved by the board of directors of Ligand. The transaction is subject to payment of an existing mortgage and other customary closing conditions.
     Under the terms of the Real Estate Purchase Agreement, Ligand will receive cash of approximately $35 million, net of fees, expenses, and existing indebtedness. In addition, Ligand has entered into a 15 year lease arrangement with Slough to lease back the building at a rate of approximately $3 million per year, subject to an annual fixed percentage increase In addition, Ligand will have the right to extend the term of the lease for two five-year periods under the same terms and conditions as the initial term.
     The foregoing description of the Real Estate Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement which is attached as Exhibit 10.1 and incorporated herein by reference.
     The press release announcing this transaction is attached as Exhibit 99.1.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     On October 25, 2006, Ligand and Seragen, Inc., a Delaware corporation and wholly-owned subsidiary of Ligand (together with Ligand, the “Company”), Eisai Inc., a Delaware corporation (“Eisai Inc.”) and Eisai Co., Ltd., a Japan company (together with Eisai Inc., “Eisai”), completed the sale to Eisai of assets related to Ligand’s marketed oncology product assets pursuant the Purchase Agreement dated as of September 7, 2006 (the “Purchase Agreement”). Under the Purchase Agreement, Eisai has acquired all of the Company’s worldwide rights in and to the Company’s oncology product line (the “Product Line”), including, among other things, all related inventory, equipment, records and intellectual property, and assume certain liabilities as set forth in the Purchase Agreement (collectively, the “Transaction”). The Product Line includes the Company’s four marketed oncology drugs: ONTAK, Targretin capsules, Targretin gel and Panretin gel. In addition, Eisai has hired certain of the Company’s existing employees and has offered employment to certain other Company employees that support the sale of the Product Line, subject to certain terms and conditions.
     Pursuant to the Purchase Agreement, at closing of the Transaction (the “Closing), the Eisai paid Ligand $205 million cash payment (the “Closing Payment”), $20 million of which was funded into an escrow account to support any indemnification claims made by Eisai during the first year after the Closing, and Eisai has assumed certain liabilities. The Closing Payment is subject to certain adjustment based upon an agreed target value versus the actual value of the Product Line inventory at Closing, to be determined in accordance with the terms of the Purchase Agreement.
     The Closing was subject to certain customary closing conditions, including, but not limited to, expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which occurred as of October 3, 2006.
     There were no material relationships between the Company, its affiliates, directors or officers, and Eisai and subsidiaries, other than in respect to the Transaction.
     The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement. The Purchase Agreement is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 11, 2006.

     The press release announcing the Closing is attached as Exhibit 99.2. Unaudited pro forma condensed consolidated financial statements showing how the Transaction might have affected historical financial statements if the Transaction had been consummated in prior periods are attached as Exhibit 99.3.
Item 8.01. Other Events.
     On October 30, 2006, the Company announced that it had given notice of redemption to the noteholders of its 6% convertible subordinated notes due November 2007. The redemption date of the Notes has been set for November 29, 2006.
     The noteholders may elect to receive cash in the redemption or convert the 6% notes, on or before November 29, 2006 into shares of the company’s common stock at a conversion rate of 161.9905 shares per $1,000 principal amount of the notes. The Company expects the majority notes will convert into shares of Ligand common stock in lieu of cash. The conversion price for the notes is approximately $6.17 per share. Approximately $128.15 million of principal amount of the notes remains outstanding and may be converted into approximately 20.8 million shares of common stock. The Company will pay the holders of those notes that are not converted into shares a redemption price equal to 101.2 % of the outstanding principal amount plus accrued and unpaid interest.
     The Company issued $155.25 million principal amount of its 6% convertible subordinated notes in November 2002. The terms of the 6% notes give the Company the right to provide a notice of redemption to noteholders after November 22, 2005.
     The press release announcing the redemption is attached as Exhibit 99.4.
Item 9.01. Financial Statements And Exhibits
(b) Unaudited pro forma condensed consolidated financial information
     Unaudited pro forma condensed consolidated financial information as of, and for the years ended, December 31, 2005, 2004 and 2003 and the six months ended June 30, 2006, is attached hereto as Exhibit 99.3 and incorporated herein by reference
(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

10.1	Purchase Agreement and Escrow Instructions by and between Nexus Equity VI, LLC, a California Limited Liability Company, and Ligand Pharmaceuticals Incorporated, a Delaware Corporation and Slough Estates USA Inc., a Delaware Corporation dated October 25, 2006

99.1	Press release of the Company dated October 26, 2006 (Real Estate sale)

99.2	Press release of the Company dated October 25, 2006 (Eisai Closing)

99.3	Unaudited pro forma condensed consolidated financial information as of, and for the years ended, December 31, 2005, 2004 and 2003 and the six months ended June 30, 2006

99.4	Press release of the Company dated October 30, 2006 (Notes Redemption)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned.

LIGAND PHARMACEUTICALS INCORPORATED

Date : October 31, 2006	By:	/s/ Warner R. Broaddus
	Name:	Warner R. Broaddus
	Title:	Vice President, General Counsel & Secretary